Exhibit 10.3

COMPREHENSIVE RELEASE AND SEVERANCE AGREEMENT

This COMPREHENSIVE RELEASE AND SEVERANCE AGREEMENT (“Agreement”) is entered into by and between Newton Federal Bank (“Company”) and George Lazenby (“Employee”). In consideration of the mutual covenants, conditions and promises set forth in this Agreement, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the undersigned parties agree as follows:

I.	Definitions

For purposes of this Agreement, the following Definitions will apply:

A. Retirement Date. The “Retirement Date” will be January 15, 2016.

B. Effective Date. The “Effective Date” of this Agreement is the eighth (8th) day after Employee’s execution of this Agreement, as set forth in Paragraph II. F(4) below, provided that Employee does not exercise the right to revoke as set forth in that paragraph.

C. Released Parties. The “Released Parties” are the Company and its present or former officers, directors, employees, agents, affiliated companies, insurers, predecessors, successors and assigns.

D. Releasing Parties. The “Releasing Parties” are the Employee and Employee’s attorneys, heirs, executors, administrators, representatives, agents, successors, and assigns.

E. Administrative Proceeding. An “Administrative Proceeding” includes any charge or complaint or other action instituted with a federal, state, or local governmental agency other than the U.S. Equal Employment Opportunity Commission (“EEOC”) or the Georgia Department of Labor.

II.	Terms

A. Return of Company Property. If Employee has not already done so, Employee will return and give to the Company as soon as possible, but no later than seven (7) days after the Retirement Date, all Company property including but not limited to, computer equipment, cell phone, documents, computer files, and any copies thereof, which relate to the Company’s business and which are in Employee’s possession, or under Employee’s direction or control.

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Employee
Company Representative

B. Severance Pay. In consideration for Employee’s retirement from employment with the Company, the Company’s Board of Directors, on the Retirement Date, execution of this Agreement, and a release of claims as set forth below, the Company will pay as severance pay the total sum of Two Hundred Eighteen Thousand Six Hundred Fifty Thousand Dollars and Eighty-Eight Cents paid in fourteen (14) equal installments of Fifteen Thousand Six Hundred Seventeen Dollars and Ninety-Two Cents ($15,617.92), less applicable withholding at regular monthly pay periods through February 13, 2017; and Twenty One Thousand Dollars ($21,000.00), less applicable withholdings, which totals what the employee would have earned had he remained on the Board of Directors one additional year.

C. Not Otherwise Entitled. The parties agree that, apart from this Agreement, Employee is entitled to no payments or other consideration from the Company. The payments described in Paragraph II. B are contingent upon Employee’s execution of this Agreement, Employee not exercising his right to revoke, and Employee’s compliance with all of the terms of this Agreement.

D. No Further Obligation. Employee agrees that Employee has been paid all earned and accrued compensation, less applicable deductions, through the Resignation Date.

E. Employee Benefits. Should Employee elect to continue health coverage through COBRA, the Company will pay the equivalent of fourteen (14) months premiums toward health care coverage totaling Twenty Thousand Nine Hundred Seventy Five Dollars and Sixty Four Cents ($20,975.64). Thereafter, Employee will be responsible for the entire premium. Employee understands that he is entitled to continuation of health benefits coverage under the provisions of COBRA regardless of whether he enters into this Comprehensive Release and Severance Agreement. Furthermore, Employee acknowledges that nothing herein affects his eligibility for COBRA continuation coverage consistent with federal requirements, upon the Retirement of his Company provided health benefits.

F. Acknowledgements. Employee acknowledges reading and understanding this Agreement, and specifically acknowledges the following:

(1) That Employee has been advised by the Company to consult with an attorney, and has had the opportunity to consult with an attorney, before signing this Agreement; and

(2) That Employee has been given twenty-one (21) days to decide whether to sign this Agreement; and

(3) That Employee is waiving, among other claims, age discrimination claims under the Age Discrimination in Employment Act (“ADEA”), 29 U.S.C. §621, et seq., and all amendments thereto; and

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Employee
Company Representative

(4) That if Employee signs this Agreement, Employee has seven (7) days in which to revoke the signature, and that the Agreement will not become effective or enforceable until after the Effective Date (in other words, the revocation period must have expired, and Employee must not have exercised the right to revoke). Specifically, Employee understands the Severance Payment referred to in Paragraph II. B will not be received until after the Effective Date. To revoke this Agreement, Employee must send a written notice to Mr. Billy Fortson, Ginn Motor Company, 8153 Access Road, Covington, GA 30014, no later than the eighth (8th) day after Employee’s signing of the Agreement; and

(5) That, by signing this Agreement, Employee is not waiving or releasing any claims based on actions or omissions that occur after the date of the signing of this Agreement.

G. Release. In exchange for the Severance Payment described in Paragraph II. B above, the Releasing Parties fully release and discharge the Released Parties from any and all claims of any nature, whether known or unknown, which Employee may have arising out of or in connection with Employee’s employment or Retirement of employment, through the Effective Date of this Agreement.

This release includes, but is not limited to, the following claims: Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq., as amended by subsequent congressional legislation including, without limitation, the Civil Rights Act of 1991; the Age Discrimination in Employment Act (“ADEA”), 29 U.S.C. § 621 et seq.; the Americans with Disabilities Act, 42 U.S.C. § 12101 et seq.; the Equal Pay Act of 1963, 19 U.S.C. § 206(d); the Civil Rights Act of 1866, 42 U.S.C. § 1981; the Employee Retirement Income Security Act (“ERISA”), 29 U.S.C. § 1001 et seq. (except such rights as may be vested under any retirement plan sponsored by the Company); the Rehabilitation Act of 1973, as amended, 29 U.S.C. § 701 et seq.; the Family and Medical Leave Act of 1993 (“FMLA”), 29 U.S.C. § 2601 et seq.; any claims under Georgia state law or other state laws or any claims for wrongful discharge, discrimination, retaliation, harassment, breach of contract, intentional or negligent infliction of emotional distress, defamation, invasion of privacy, interference with contract, or any other cause of action based on federal, state, or local law or the common law, whether in tort or in contract. Employee further agrees that he and the Releasing Parties will not institute any legal or Administrative Proceeding against the Released Parties as to any matter based upon, arising out of, or related to employment, compensation during employment, or Retirement of employment with the Company. This Comprehensive Release and Severance Agreement shall constitute a complete defense to any such legal action brought in violation of this paragraph. Employee also covenants and agrees that Employee will not directly or indirectly participate in any other action, lawsuit, claim, charge or other legal proceeding against the Released Parties and/or against any affiliated entities, either as a party, witness, consultant or informant except as required by legal process, including the subpoena powers of any court or governmental entity or agency. If Employee files a charge with the U.S. Equal Employment Opportunity Commission that would otherwise have been released by this paragraph, Employee shall be limited to non-monetary relief.

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Employee
Company Representative

H. Non-Admission of Liability. Employee agrees that this Agreement is not an admission of any liability or wrongdoing on the part of the Released Parties.

I. Unemployment Compensation. Nothing in this Agreement shall preclude Employee from exercising Employee’s right to file a claim for unemployment compensation with the Georgia Department of Labor.

J. Re-Employment. Employee agrees not to seek re-employment with the Company or its affiliates at any time in the future.

K. Taxation. In the event that the Company is required to pay back taxes or Social Security, or fines or assessments, because of Employee’s non-payment of taxes on the amounts paid under this Agreement, Employee agrees to indemnify the Company for any such amounts.

L. Communications to Third Parties. Employee agrees that neither he nor his spouse will communicate in a derogatory manner concerning the Released Parties, and in the event that an employer or prospective employer contacts the Company for a job reference or referral concerning Employee, the Company will instruct its employees, agents or representatives with responsibility for making such reference or referral to provide only Employee’s dates of employment, position(s) held and that Employee retired in good standing.

M. Confidentiality. Employee agrees not to disclose the existence or contents of this Agreement, including the amount of monetary payment, to anyone other than Employee’s attorneys, financial advisers, or spouse, so long as Employee obtains their prior commitment to follow the confidentiality provisions of this paragraph; and provided, that any subsequent disclosure by these individuals which would be in violation of this paragraph if made by Employee shall be deemed to be a violation of this Agreement. Employee agrees that if he violates this confidentiality provision, he will be responsible for paying all attorneys’ fees and expenses incurred by Company in any prevailing action for equitable relief and/or damages pursued for purposes of alleging a breach of this provision. Employee is permitted to disclose the contents of this Agreement pursuant to an appropriate order from a court or other entity with competent jurisdiction.

The Company, and its officers, directors, agents and management-level employees, will have the right to discuss Employee’s employment and this Agreement among themselves.

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Employee
Company Representative

N. Entire Agreement; Modification. The parties agree that this is the entire agreement between the parties. This Agreement overrides and replaces all prior negotiations and terms proposed or discussed, whether in writing or orally, about the subject matter of this Agreement, with the exception of any non-competition agreement, confidentiality agreement or other obligation which, by its terms or by operation of law, survives the Retirement of Employee’s employment. In such event, the confidentiality obligations of this Agreement will supplement, but not replace, such agreement or agreements. No modification of this Agreement will be valid unless it is in writing identified as an Amendment to the Agreement and is signed by Employee and an authorized executive of the Company.

O. Regulatory Compliance. Prior to Employee’s Retirement Date, Employee has made Released Parties aware, in writing, of any areas or potential areas of non-compliance with any laws or regulations; and Employee has no knowledge of any other compliance-related matters.

P. Retirement as Board Member. Employee also agrees to resign from the Board of Directors of the Company on the same date as his Retirement Date.

Q. Governing Law. This Agreement is governed by and construed in accordance with the laws of the State of Georgia.

R. Remedies for Breach.

(1) ADEA. In the event that the Releasing Parties bring and prevail in an action against the Released Parties based on an ADEA claim released in Paragraph II. G, the Released Parties will be entitled to offset any recovery by the amounts paid under this Agreement or the amount recovered by the Releasing Parties, whichever is less. In the event that the Released Parties prevail in such an action, the Released Parties will be entitled to all remedies authorized by applicable law.

(2) All Other Claims. In the event that the Releasing Parties bring an action against the Released Parties based on any other claim released in Paragraph II. G, the Released Parties may, at their option, and as applicable (a) stop making payments that would otherwise have been due under this Agreement; (b) demand the return of any payments that have been made under this Agreement; (c) plead this Agreement in bar to any such action; (d) seek any and all remedies available, including but not limited to injunctive relief and monetary damages, costs and reasonable attorneys’ fees.

(3) Breach by the Company. In the event that the Released Parties breach this Agreement, the Releasing Parties will be entitled to bring an action for breach of this Agreement but not for any claims released by Paragraph II. G. In the event that the Releasing Parties prevail in such an action, they will be entitled to recover (as appropriate and applicable) monetary damages, injunctive relief, costs and reasonable attorneys’ fees.

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Employee
Company Representative

S. Severability. Each provision of this Agreement is intended to be severable. If any court of competent jurisdiction determines that any provision of this Agreement is invalid, illegal or unenforceable in any respect, the rest of the Agreement will remain in force.

EMPLOYEE ACKNOWLEDGES CAREFULLY READING THIS SEPARATION AND RELEASE AGREEMENT, AND KNOWING AND UNDERSTANDING ITS CONTENTS, AND VOLUNTARILY SIGNING IT OF HIS/HER OWN FREE WILL.

IN WITNESS WHEREOF, the parties sign this Agreement on the dates indicated below with the intent to be bound by its terms and conditions.

By:
George Lazenby		Newton Federal Bank
Chairman

Date: JAN 12, 2016	Date:	January 7, 2016

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Employee
Company Representative